Exhibit 1.1

EXECUTION COPY

COMMUNITY HEALTH SYSTEMS, INC.

(a Delaware corporation)

$300,000,000 6½% Senior Subordinated Notes due 2012

PURCHASE AGREEMENT

Dated:  December 9, 2004

Table of Contents

SECTION 1.	Representations and Warranties.
(a)	Representations and Warranties by the Company
(b)	Officer’s Certificates

SECTION 2.	Purchase and Resale of the Securities.
(a)	Purchase of the Securities
(b)	Payment
(c)	Resale of the Securities
(d)	Reliance on Representations
(e)	Sales to Affiliates

SECTION 3.	Covenants of the Company.
(a)	Delivery of Copies
(b)	Amendments or Supplements
(c)	Notice to the Representative
(d)	Ongoing Compliance of the Offering Memorandum
(e)	Supplying Information
(f)	Blue Sky Qualifications
(g)	PORTAL Designation
(h)	DTC
(i)	No Resales by the Company
(j)	No Integration
(k)	No General Solicitation or Directed Selling Efforts
(l)	No Stabilization
(m)	Use of Proceeds
(n)	Restriction on Sale of Securities
(o)	Absence of Violations of Indenture Covenants

SECTION 4.	Payment of Expenses.
(a)	Expenses
(b)	Termination of Agreement

SECTION 5.	Conditions of Initial Purchasers’ Obligations.
(a)	Opinion of Counsel for the Company
(b)	Opinion of Counsel for the Initial Purchasers
(c)	Officers’ Certificate
(d)	Accountant’s Comfort Letter
(e)	Bring-down Comfort Letter
(f)	PORTAL Designation
(g)	No Downgrade
(h)	Indenture and Securities
(i)	Registration Rights Agreement
(j)	Credit Agreement Amendment

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(k)	Additional Documents
(l)	Termination of Agreement
(m)	Absence of Certain Actions

SECTION 6.	Indemnification.
(a)	Indemnification of the Initial Purchasers by the Company and CHS
(b)	Indemnification of the Company
(c)	Actions Against Parties; Notification
(d)	Settlement Without Consent If Failure to Reimburse

SECTION 7.	Contribution.

SECTION 8.	Representations, Warranties and Agreements to Survive Delivery.

SECTION 9.	Termination of Agreement.
(a)	Termination; General
(b)	Liabilities

SECTION 10.	Defaulting Initial Purchaser.

SECTION 11.	Notices.

SECTION 12.	Parties.

SECTION 13.	GOVERNING LAW AND TIME.

SECTION 14.	Effect of Headings.

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ANNEXES

Annex A -	Restrictions on Offers and Sales Outside the United States

SCHEDULES

Schedule A -	List of Initial Purchasers
Schedule B -	Pricing Information

EXHIBITS

Exhibit A-1 -	Form of Opinion of Company’s General Counsel
Exhibit A-2 -	Form of Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP
Exhibit B -	Form of Registration Rights Agreement

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COMMUNITY HEALTH SYSTEMS, INC.

(a Delaware corporation)

$300,000,000 6½% Senior Subordinated Notes due 2012

PURCHASE AGREEMENT

December 9, 2004

J.P. Morgan Securities Inc.
As Representative of the
Initial Purchasers named
in Schedule A hereto

270 Park Avenue, 5th floor
New York, New York 10017

Ladies and Gentlemen:

Community Health Systems, Inc., a Delaware corporation (the “Company”) and CHS/Community Health Systems, Inc., a Delaware corporation (“CHS”) confirm their respective agreements with J.P. Morgan Securities Inc. (“JPMorgan”) and each of the other initial purchasers named in Schedule A hereto (collectively, the “Initial Purchasers”, which term shall also include any initial purchaser substituted as hereinafter provided in Section 10 hereof), for whom JPMorgan is acting as representative (in such capacity, the “Representative”), with respect to the issue and sale by the Company, and the purchase by the Initial Purchasers, acting severally and not jointly, of an aggregate of $300,000,000 principal amount of the 6½% Senior Subordinated Notes of the Company due 2012 (the “Securities”), set forth in Schedule A hereto.  The Securities are to be issued pursuant to an Indenture to be dated as of December 16, 2004 (the “Indenture”) between the Company and the trustee to be named therein (the “Trustee”).

The Company and CHS understand that the Initial Purchasers propose to make a private offering of the Securities as set forth in the Offering Memorandum as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered.

The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “1933 Act”), in reliance upon an exemption therefrom.  The Company has prepared a preliminary offering memorandum, dated December 3, 2004 (the “Preliminary Offering Memorandum”), and will prepare an offering memorandum dated the date hereof (the “Offering

Memorandum”) setting forth information concerning the Company, CHS and the Securities.  Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement.  The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum.  Any references herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto and any documents incorporated therein by reference unless otherwise noted.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum.

Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, to be dated the Closing Time (as defined below) and substantially in the form attached as Exhibit B hereto (the “Registration Rights Agreement”), pursuant to which the Company will agree to file with the Securities and Exchange Commission (the “Commission”) one or more registration statements under the 1933 Act (the “Exchange Offer Registration Statement”) registering an issue of senior subordinated notes of the Company (the “Exchange Securities”) which are identical in all material respects to the Securities (except that the Exchange Securities will not contain terms with respect to transfer restrictions or additional interest) and, under certain circumstances, a shelf registration statement pursuant to Rule 415 under the 1933 Act (the “Shelf Registration Statement”).

Prior to the Closing Time, the Company’s senior secured credit facility will be amended to (i) facilitate the offering of the Securities by allowing certain of the subsidiaries of the Company to guarantee the Securities in the future, (ii) permit the net proceeds from the offering of Securities to be applied consistent with the “Use of proceeds” section of the Offering Memorandum, (iii) increase the permitted ratio of consolidated total indebtedness to annualized consolidated EBITDA, (iv) increase the amount of permitted indebtedness, (v) increase the amount of permitted investments, (vi) increase the amounts of permitted capital expenditures, (vii) refresh the permitted amount of dividends and stock repurchases and (viii) provide additional flexibility for acquisitions and joint ventures (the “Credit Agreement Amendment”).

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This Agreement, the Registration Rights Agreement, the Indenture and the Securities are herein referred to collectively as the “Transaction Documents.”

SECTION 1.                                Representations and Warranties.

(a)                                  Representations and Warranties by the Company.  The Company and CHS, jointly and severally, represent and warrant to, and agree with, each Initial Purchaser as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, as follows:

(i)                                     Offering Memorandum.  The Preliminary Offering Memorandum, as of its date, did not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm the sale of the Securities and as of the Closing Time, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the representations and warranties in this subsection shall not apply to statements in or omissions from the Preliminary Offering Memorandum or the Offering Memorandum made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum and the Offering Memorandum.

(ii)                                  Rule 144A Information.  Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains all of the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the 1933 Act.

(iii)                               Securities Law Exemptions.  Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2 (including Annex A hereto), and their compliance with the agreements set forth herein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum, to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “1939Act”).

(iv)                              Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Preliminary Offering Memorandum or Offering Memorandum, when read together with the other information in each of the Preliminary Offering Memorandum and Offering Memorandum, as of its

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respective date, did not, and at the Closing Time will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(v)                                 Independent Accountants.  The accountants who certified the financial statements and supporting schedules included in the Offering Memorandum are independent public accountants with respect to the Company within the meaning of the 1933 Act and the regulations promulgated thereunder (the “1933 Act Regulations”).

(vi)                              Financial Statements.  The consolidated financial statements included in the Offering Memorandum, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied, except as set forth in the notes to the financial statements, on a consistent basis throughout the periods involved.  The supporting schedules included in the Offering Memorandum present fairly, in all material respects, in accordance with GAAP the information required to be stated therein.  The selected consolidated financial and other data and the summary consolidated financial and other data included in the Offering Memorandum present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included in the Offering Memorandum.

(vii)                           No Material Adverse Change in Business.  Since the date as of which information is given in the Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(viii)                        Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and

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operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Transaction Documents; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing could not result in a Material Adverse Effect.

(ix)                                Good Standing of Subsidiaries.  (A)  Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) and CHS, Community Health Investment Corporation, Community Health Systems Professional Services Corporation and Hallmark Healthcare Corporation and each other subsidiary which is a hospital holding company or operates one or more hospitals (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized or formed and is validly existing as a corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate, partnership or limited liability company power and authority, as the case may be, to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under any Transaction Document to which it may be a party and is duly qualified as a foreign corporation, partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.  Except (i) as otherwise disclosed in Exhibit 21 to the Form 10-K for the fiscal year ended December 31, 2003, as amended (the “2003 Form 10-K”) and (ii) with respect to the pledge of shares of capital stock under the Company’s senior secured credit facility, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity and none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.  The only subsidiaries of the Company are (a) the subsidiaries listed on Exhibit 21 to the 2003 Form 10-K and (b) certain other subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(B)                                Except to the extent disclosed in the Offering Memorandum or Exhibit 21 to the 2003 Form 10-K, each of the hospitals described in the Offering

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Memorandum as owned or leased by the Company is owned or leased and operated by a Subsidiary of which the Company directly or indirectly owns 100% of the outstanding ownership interests.  Except as disclosed in the Offering Memorandum, there are no encumbrances or restrictions on the ability of any Subsidiary (i) to pay any dividends or make any distributions on such Subsidiary’s capital stock, (ii) to make any loans or advances to, or investments in, the Company, CHS or any other Subsidiary, or (iii) to transfer any of its property or assets to the Company, CHS or any other Subsidiary.

(x)                                   Capitalization.  The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.  The shares of issued and outstanding capital stock of the Company have been issued in compliance, in all material respects, with all federal and state securities laws.  Except as disclosed in the Offering Memorandum and for issuances subsequent to September 30, 2004, there are no outstanding options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Company’s capital stock or any such options, warrants, rights, convertible securities or obligations. The description of the Company’s stock option and purchase plans and the options or other rights granted and exercised thereunder included in the Offering Memorandum accurately and fairly describe such plans, arrangements, options and rights except for any director deferred compensation plan adopted after the date hereof.

(xi)                                Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and CHS.

(xii)                             Authorization of Registration Rights Agreement.  The Registration Rights Agreement has been duly authorized by the Company and CHS and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and binding agreement of the Company and CHS, enforceable against the Company and CHS in accordance with its terms, except to the extent such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles whether considered in a proceeding in equity or at law (collectively, the “Enforceability Exceptions”), and any rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations.

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(xiii)                          Authorization of Indenture.  The Indenture has been duly authorized by the Company and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding instrument, enforceable against the Company in accordance with its terms, except to the extent such enforceability may be limited by the Enforceability Exceptions, and no representation or warranty is made as to the enforceability of any provision in the Indenture requiring a specified premium in the event of a willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding a payment of a premium in connection with an optional redemption or required repurchase of such instrument.  At the Closing Time, the Indenture will conform in all material respects with the requirements of the 1939 Act and the rules and regulations of the Securities and Exchange Commission applicable to an indenture which is qualified thereunder.

(xiv)                         Authorization of Securities.  The Securities to be purchased by the Initial Purchasers from the Company have been duly authorized by the Company for issuance and sale to the Initial Purchasers pursuant to this Agreement, and, when duly executed, authenticated, issued and delivered by the Company as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and binding obligations of the Company, except to the extent such enforceability may be limited by the Enforceability Exceptions, and no representation or warranty is made as to the enforceability of any provision in the Securities requiring a specified premium in the event of a willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding a payment of a premium in connection with an optional redemption or required repurchase of such instrument, and will be in the form contemplated by and entitled to the benefits provided by the Indenture.

(xv)                            Authorization of Exchange Securities.  The Exchange Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered by the Company pursuant to the Indenture and the Registration Rights Agreement, will constitute valid and binding obligations of the Company, except to the extent such enforceability may be limited by the Enforceability Exceptions, and no representation or warranty is made as to the enforceability of any provision in the Exchange Securities requiring a specified premium in the event of a willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding a payment of a premium in connection with an optional redemption or required repurchase of such instrument, and will be in the form contemplated by and entitled to the benefits provided by the Indenture.

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(xvi)                         Description of Certain Documents.  Each of the Transaction Documents conforms, in all material respects, to all statements relating thereto contained in the Offering Memorandum.

(xvii)                      Absence of Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults under Agreements and Instruments that would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement, the Registration Rights Agreement and the Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption “Use of proceeds”) and compliance by the Company and CHS with their obligations under the Transaction Documents have been duly authorized by all necessary corporate action and, after giving effect to the use of proceeds as contemplated in the Offering Memorandum under the caption “Use of proceeds”, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, CHS or any of their subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company, CHS or any of their subsidiaries or, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, CHS or any of their subsidiaries or any of their assets, properties or operations.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, CHS or any of their subsidiaries.

(xviii)                   Absence of Labor Dispute.  No material labor dispute with the employees of the Company, CHS or any of their subsidiaries exists or, to the knowledge of the Company or CHS, is imminent, and neither the Company nor

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CHS is aware of any existing or imminent labor disturbance by the employees of any of their or any of their subsidiaries’ principal suppliers or contractors, which would reasonably be expected to result in a Material Adverse Effect.

(xix)                           Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending (other than any sealed “qui tam” actions of which neither the Company nor CHS has any knowledge), or, to the knowledge of the Company or CHS, threatened, against or affecting the Company, CHS or any of their subsidiaries (other than as disclosed in the Offering Memorandum), or which would reasonably be expected to result in a Material Adverse Effect, or which could materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement, or the performance by the Company or CHS of their obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company, CHS or any of their subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xx)                              Accuracy of Information.  There are no contracts or documents which would be required to be described in the Offering Memorandum under the 1933 Act, the 1933 Act Regulations or Forms S-1 or S-4, if the Offering Memorandum were a registration statement on Form S-1 or S-4, which have not been described in the Offering Memorandum, other than any director deferred compensation plan adopted after the date hereof.

(xxi)                           Possession of Intellectual Property.  The Company, CHS and their subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on in all material respects the business now operated by them, and none of the Company, CHS or any of their subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which could render any Intellectual Property invalid or inadequate to protect the interest of the Company, CHS or any of their subsidiaries therein, except for such infringements or conflicts (if the subject of any unfavorable decision, ruling or finding) or invalidities or inadequacies which would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

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(xxii)                        Absence of Further Requirements.  Assuming the accuracy of the Initial Purchasers’ representations and warranties contained herein (including Annex A hereto), no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or CHS of their obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement or the consummation of the transactions contemplated by the Transaction Documents, except such as may be required under the 1933 Act, the 1933 Act Regulations, the 1939 Act (and the rules and regulations of the Securities and Exchange Commission thereunder) and foreign or state securities or blue sky laws pursuant to the Registration Rights Agreement and as may be required under foreign or state securities or blue sky laws in connection with the purchase and resale of the Securities by the Initial Purchasers.

(xxiii)                     Possession of Licenses and Permits.  The Company, CHS and their subsidiaries possess such permits, licenses, provider numbers, certificates, approvals (including, without limitation, certificate of need approvals), consents, orders, certifications (including, without limitation, certification under the Medicare and Medicaid programs), accreditations (including, without limitation, accreditation by the Joint Commission on Accreditation of Healthcare Organizations) and other authorizations (collectively, “Governmental Licenses”) issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them (including, without limitation, Governmental Licenses as are required (i) under such federal and state healthcare laws as are applicable to the Company, CHS and their subsidiaries and (ii) with respect to those facilities operated by the Company, CHS or any of their subsidiaries that participate in the Medicare and/or Medicaid programs, to receive reimbursement thereunder), except where the failure to possess such Government Licenses or to make such declarations and filings would not reasonably be expected to result in a Material Adverse Effect; the Company, CHS and their subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to result in a Material Adverse Effect; and none of the Company, CHS or any of their subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.  All of the hospitals operated by the Company, CHS and their subsidiaries are “providers of services”

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as defined in the Social Security Act and the regulations promulgated thereunder and are eligible to participate in the Medicare and Medicaid programs.

(xxiv)                    Accounts Receivable.  The accounts receivable of the Company, CHS and their subsidiaries have been and will continue to be adjusted to reflect material changes in the reimbursement policies of third party payors such as Medicare, Medicaid, private insurance companies, health maintenance organizations, preferred provider organizations, managed care systems and other third party payors (including, without limitation, Blue Cross plans).  The accounts receivable, after giving effect to the allowance for doubtful accounts, relating to such third party payors do not and shall not materially exceed amounts the Company, CHS and their subsidiaries are entitled to receive.

(xxv)                       Compliance with Social Security Act and Other Federal Enforcement Initiatives.  Neither the Company and CHS, nor, to the knowledge of the Company and CHS, any officers, directors or stockholders, employees or other agents of the Company, CHS or any of their subsidiaries or the hospitals operated by them, has engaged in any activities which are prohibited under Federal Medicare and Medicaid statutes including, but not limited to, 42 U.S.C. §§ 1320a-7 (Program Exclusion), 1320a-7a (Civil Monetary Penalties), 1320a-7b (the Anti-kickback Statute), 42 U.S.C. § 1395nn and 1396b (the “Stark” law, prohibiting certain self-referrals), or any other federal law, including, but not limited to, the federal TRICARE statute, 10 U.S.C. §1071 et seq., the Federal Civil False Claims Act, 31 U.S.C. §§ 3729-32, Federal Criminal False Claims Act, 18 U.S.C. § 287, False Statements Relating to Health Care Matters, 18 U.S.C. § 1035, Health Care Fraud, 18 U.S.C. § 1347, or the federal Food, Drug & Cosmetics Act, 21 U.S.C. § 360aaa, or any regulations promulgated pursuant to such statutes, or related state or local statutes or regulations or any rules of professional conduct, including but not limited to the following:  (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable federal or state law prohibits such payments to third parties); (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable federal or state law prohibits such payments to third parties); (iii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable federal or state law prohibits such payments to third parties) on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate),

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directly or indirectly, overtly or covertly, in cash or in kind (a) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid or any third party (where applicable federal or state law prohibits such payments to third parties), or (b) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid or any third party (where applicable federal or state law prohibits such payments to third parties); (v) knowingly and willfully referring an individual to a person with which they have ownership or certain other financial arrangements (where applicable federal law prohibits such referrals); and (vi) knowingly and willfully violating any enforcement initiative instituted by any governmental agency (including, without limitation, the Office of the Inspector General and the Department of Justice), except for any such activities which are specifically described in the Offering Memorandum or which would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xxvi)                    Regulatory Filings.  None of the Company, CHS or any of their subsidiaries or any of the hospitals operated by any of them has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to be so in compliance could not, individually or in the aggregate, have a Material Adverse Effect.  Except as described in the Offering Memorandum, all such filings or submissions were in compliance with applicable laws when filed and no deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions, except for any such failures to be in compliance or deficiencies which would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxvii)                 Title to Property.  The Company, CHS and their subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Offering Memorandum or (b) do not, singly or in the aggregate, in a manner that would reasonably be expected to result in a Material Adverse Effect, affect the value of such property or interfere with the use made or proposed to be made of such property by the Company, CHS or any of their subsidiaries; and all of the leases and subleases of the Company, CHS and their subsidiaries, considered as one enterprise, and under which the Company, CHS or any of their subsidiaries hold properties described in the Offering Memorandum, are in full force and effect, and none of the Company or CHS or any of their subsidiaries has any notice of any claim of any sort that has

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been asserted by anyone adverse to the rights of the Company, CHS or any of their subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, CHS or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except where the failure to be in full force and effect or such claim would not reasonably be expected to have a Material Adverse Effect.

(xxviii)              Investment Company Act.  None of the Company, CHS or their subsidiaries is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum none of them will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxix)                      Environmental Laws.  Except as described in the Offering Memorandum, and except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) none of the Company, CHS, their subsidiaries or any of the hospitals owned, leased or operated by them is in violation of any federal, state, local or foreign statute, law, rule, regulation, standard, guide, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health or safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances (including, without limitation, asbestos, polychlorinated biphenyls, urea-formaldehyde insulation, petroleum or petroleum products) (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, release or threatened release of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company, CHS, their subsidiaries and each of the hospitals owned, leased or operated by them have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, CHS, any of their subsidiaries or any of the hospitals owned, leased or operated by them and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, CHS, any of

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their subsidiaries or any of the hospitals owned, leased or operated by them relating to Hazardous Materials or any Environmental Laws.

(xxx)                         Registration Rights.  Except as disclosed in the Offering Memorandum under the caption “Exchange offer–registration rights”, there are no persons with registration rights or other similar rights to have any securities of the Company, CHS or any of their subsidiaries registered by the Company or any other person under the 1933 Act.

(xxxi)                      Insurance.  The Company, CHS and each of their subsidiaries and each of the hospitals owned, leased or operated by them are insured by insurers of recognized financial responsibility (provided that, for purposes of this representation and warranty, it is agreed that the Company’s captive insurer Community Insurance Group Ltd. is not considered to be an “insurer of recognized financial responsibility”) and are insured against such losses and risks and in such amounts as are prudent and customary in the healthcare industry; none of the Company, CHS, their subsidiaries or any of the hospitals owned, leased or operated by them has been refused any material insurance coverage sought or applied for since January 1, 2003; and neither the Company nor CHS has any reason to believe that it or any of the hospitals owned, leased or operated by them, will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its operations except where the failure to renew or maintain such coverage would not reasonably be expected to result in a Material Adverse Effect.  The officers and directors of the Company are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary for officers’ and directors’ liability insurance of a public company and as the Company believes would cover claims which would reasonably be expected to be made in connection with the issuance of the Securities; and the Company has no reason to believe that it will not be able to renew its existing directors’ and officers’ liability insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to cover its officers and directors.

(xxxii)                   Tax Returns and Payment of Taxes.  The Company, CHS and their subsidiaries have timely filed all federal, state, local and foreign tax returns that are required to be filed or has duly requested extensions thereof and all such tax returns are true, correct and complete, except to the extent that any failure to file or request an extension, or any incorrectness would not reasonably be expected to result in a Material Adverse Effect.  The Company, CHS and their subsidiaries have timely paid all taxes shown as due on such filed tax returns (including any related assessments, fines or penalties), except to the extent that any such taxes

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are being contested in good faith and by appropriate proceedings, or to the extent that any failure to pay would not reasonably be expected to result in a Material Adverse Effect; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 1(a)(vi) above in accordance with GAAP in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Company, CHS and their subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities except (A) for taxes incurred after the date of the financial statements referred to in Section 1(a)(vi) or (B) where the failure to provide for such charges, accruals and reserves would not reasonably be expected to result in a Material Adverse Effect. The Company is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”).

(xxxiii)                No Stabilization or Manipulation.  None of the Company, CHS or their subsidiaries or, to the best of their knowledge, any of their directors, officers or affiliates has taken or will take, directly or indirectly, any action designed to, or that could be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities in violation of Regulation M under the Securities Exchange Act of 1934, as amended (the “1934 Act”).

(xxxiv)               Certain Transactions.  Except as disclosed in the Offering Memorandum, there are no outstanding loans, advances, or guarantees of indebtedness by the Company, CHS or any of their subsidiaries to or for the benefit of any of the executive officers or directors of the Company or any of the members of the families of any of them that would be required to be so disclosed in the Offering Memorandum under the 1933 Act, the 1933 Act Regulations or Forms S-1 or S-4, if the Offering Memorandum were a registration statement on Form S-1 or S-4.

(xxxv)                  Sarbanes-Oxley Act.  The Company is in substantial compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 that are effective and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act of 2002 upon the effectiveness of such provisions.

(xxxvi)               Statistical and Market Data.  The statistical and market-related data included in the Offering Memorandum are derived from sources which the Company and CHS reasonably and in good faith believe to be accurate, reasonable and reliable in all material respects and the statistical and market-related data included in the Offering Memorandum agrees with the sources from which it was derived in all material respects.

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(xxxvii)                                                             Accounting and other Controls.  The Company has established a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions were, are and will be executed in accordance with management’s general or specific authorization; (B) transactions were, are and will be recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets was, is and will be permitted only in accordance with a management’s general or specific authorizations; and (D) the recorded accountability for assets was, is and will be compared with existing assets at reasonable intervals and appropriate action was, is and will be taken with respect to any differences.

(xxxviii)                                                          Solvency.  On and immediately after the Closing Time, each of the Company, CHS and their subsidiaries taken as a whole (in each case, after giving effect to the issuance of the Securities and to the other transactions related thereto as described in the Offering Memorandum) will be Solvent.  As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (A) the present fair market value (or present fair saleable value) of the assets of each of the Company, CHS and their subsidiaries taken as a whole, as the case may be, is not less than the total amount required to pay the liabilities of each of the Company, CHS and their subsidiaries taken as a whole, as the case may be, on its total respective existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (B) each of the Company, CHS and their subsidiaries taken as a whole, as the case may be, is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (C) assuming consummation of the issuance of the Securities as contemplated by this Agreement and the Offering Memorandum, each of the Company, CHS and their subsidiaries taken as a whole, as the case may be, is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (D) each of the Company, CHS and their subsidiaries taken as a whole, as the case may be, is not engaged in any business or transaction for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and (E) each of the Company, CHS and their subsidiaries taken as a whole, as the case may be, is not a defendant in any civil action that would result in a judgment that each of the Company, CHS and their subsidiaries taken as a whole, as the case may be, is or would become unable to satisfy.

(xxxix)                 Rule 144A Eligibility. At the Closing Time, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the

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Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the 1933 Act.

(xl)                                No General Solicitation or Directed Selling Efforts.  None of the Company or any of its affiliates as such term is defined in Rule 501(b) under the 1933 Act (each an “Affiliate”) or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the 1933 Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the 1933 Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(xli)                             No Integration.  None of the Company or its Affiliates has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the 1933 Act), which is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the 1933 Act.

(xlii)                          Margin Rules.  Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System  (the “Federal Reserve Board”) or any other regulation of the Federal Reserve Board.

(xliii)                       No Broker’s Fees.  Other than as provided for or contemplated by this Agreement, none of the Company, CHS or any of their subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(b)                                 Officer’s Certificates.  Any certificate signed by any officer of the Company delivered to the Representative or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.

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SECTION 2.                                Purchase and Resale of the Securities.

(a)                                  Purchase of the Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, that aggregate principal amount of Securities set forth in Schedule A opposite the name of such Initial Purchaser, plus any additional number of Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 10 hereof.  The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)                                 Payment.  Payment of the purchase price for, and delivery of certificates (if any) for, the Securities shall be made at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022, or at such other place as shall be agreed upon by both the Representative and the Company, at 9:00 A.M. (Eastern time) on the fifth business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than five business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”).

The Securities to be purchased by each Initial Purchaser hereunder will be represented by one or more definitive global securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian.  The Company will deliver the Securities to the Representative, for the account of each Initial Purchaser, against payment by or on behalf of such Initial Purchaser of the purchase price therefore by wire transfer of immediately available funds to the account specified by the Company to the Representative at least forty-eight hours in advance of the Closing Time, by causing DTC to credit the Securities to the account of the Representative at DTC.  The Company will cause the certificates representing the Securities to be made available to the Representative for inspection on the business day prior to the Closing Time.

(c)                                  Resale of the Securities.  The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Offering Memorandum.  Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)                                     it is a qualified institutional buyer within the meaning of Rule 144A under the 1933 Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) under the 1933 Act;

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(ii)                                  it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the 1933 Act; and

(iii)                               it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

(A)                              within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the 1933 Act  (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

(B)                                in accordance with the restrictions set forth in Annex A hereto.

(d)                                 Reliance on Representations.  In addition to the foregoing, each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 5(a) and (b), counsel for the Company and for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers and their compliance with their agreements contained in this Section 2 (including Annex A hereto), and each Initial Purchaser hereby consents to such reliance.

(e)                                  Sales to Affiliates.  The Company and CHS acknowledge and agree that the Initial Purchasers may sell Securities to any affiliate of an Initial Purchaser and that any such affiliate may sell Securities purchased by it to an Initial Purchaser.

SECTION 3.                                Covenants of the Company.

The Company covenants with each Initial Purchaser as follows:

(a)                                  Delivery of Copies.  The Company will deliver to the Initial Purchasers as many copies of the Preliminary Offering Memorandum and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

(b)                                 Amendments or Supplements.  Before making or distributing any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed amendment or supplement or document to be

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incorporated by reference therein for review, and will not distribute any such proposed amendment or supplement or file any such document with the Commission to which the Representative reasonably objects (unless, in the Company’s judgment based on the advice of outside nationally recognized securities counsel, such filing is necessary to comply with the federal securities laws).

(c)                                  Notice to the Representative.  The Company will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(d)                                 Ongoing Compliance of the Offering Memorandum.  If at any time prior to the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (or including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.

(e)                                  Supplying Information.  While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the 1933 Act, the Company will, during any period in which the Company is not subject to and in

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compliance with Section 13 or 15(d) of the 1934 Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the 1933 Act.

(f)                                    Blue Sky Qualifications.  The Company will use its reasonable best efforts, in cooperation with the Initial Purchasers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may reasonably request and to maintain such qualifications in effect for so long as required for the resale of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject;

(g)                                 PORTAL Designation.  The Company will assist the Initial Purchasers and use its reasonable best efforts in arranging for the Securities to be designated Private Offerings, Resales and Trading through Automated Linkages (“PORTAL”) Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. (“NASD”) relating to trading in the PORTAL Market;

(h)                                 DTC.  The Company shall cooperate with the Initial Purchasers and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through DTC;

(i)                                     No Resales by the Company.  Until the issuance of the Exchange Securities, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the 1933 Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the 1933 Act.

(j)                                     No Integration.  Neither the Company nor any of its Affiliates will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the 1933 Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the 1933 Act.

(k)                                  No General Solicitation or Directed Selling Efforts.  None of the Company, CHS or any of their affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner

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involving a public offering within the meaning of Section 4(2) of the 1933 Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(l)                                     No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(m)                               Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Offering Memorandum under “Use of proceeds”;

(n)                                 Restriction on Sale of Securities.  During a period of 90 days from the date of the Offering Memorandum, the Company will not, without the prior written consent of the Representative, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any debt securities of the Company or securities that are substantially similar to the offered Securities, including, but not limited to, any securities convertible into or exercisable or exchangeable for debt securities or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of debt securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of debt securities or such other securities, in cash or otherwise (for avoidance of doubt, the foregoing restrictions shall not apply to any borrowings under the senior secured credit facility to which the Company and CHS is a party);  and

(o)                                 Absence of Violations of Indenture Covenants.  The Company will not take any action prior to the execution and delivery of the Indenture which, if taken after such execution and delivery, would have violated any of the covenants contained in the Indenture.

SECTION 4.                                Payment of Expenses.

(a)                                  Expenses.  The Company and CHS will pay all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and delivery to the Initial Purchasers of the Transaction Documents, (ii) the preparation, issuance and delivery of the Securities to the Initial Purchasers, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Initial Purchasers, (iii) the fees and disbursements of the Company’s counsel and accountants, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing

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fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto (which amount shall not exceed $5,000), (v) the printing and delivery to the Initial Purchasers of copies of the Preliminary Offering Memorandum and the Offering Memorandum and any amendments or supplements thereto, (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees and expenses payable in connection with the application for the inclusion of the Securities on the PORTAL Market, (viii) the fees and expenses of any transfer agent or registrar for the Securities and (ix) the performance by the Company of its obligations under the Registration Rights Agreement.

(b)                                 Termination of Agreement.  If this Agreement is terminated by the Representative in accordance with the provisions of Section 5, Section 9(a)(i) or Section 10 hereof, the Company and CHS shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.  If this Agreement is terminated pursuant to Section 10 by reason of default of one or more of the Initial Purchasers, the Company and CHS shall not be obligated to reimburse any defaulting Initial Purchaser on account of such expenses.

SECTION 5.                                Conditions of Initial Purchasers’ Obligations.

The obligations of each Initial Purchaser hereunder are subject to the accuracy of the representations and warranties of the Company and CHS contained in Section 1 hereof as of the date hereof and as of the Closing Time or in certificates of any officer of the Company, CHS or any of their subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of their covenants and other obligations hereunder, and to the following further conditions:

(a)                                  Opinion of Counsel for the Company.  At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of:

(i)                                     Rachel A. Seifert, Senior Vice President, Secretary and General Counsel of the Company, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, to the effect set forth in Exhibit A-1 hereto and to such further effect as counsel to the Initial Purchasers may reasonably request; and

(ii)                                  Fried, Frank, Harris, Shriver & Jacobson LLP, special counsel for the Company, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for

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each of the other Initial Purchasers to the effect set forth in Exhibit A-2 hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

(b)                                 Opinion of Counsel for the Initial Purchasers.  At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Debevoise & Plimpton LLP, counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.

(c)                                  Officers’ Certificate.  At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto on or after the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, CHS and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company and CHS have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time and (iv) to such person’s knowledge, no stop order suspending the sale of the Securities in any jurisdiction has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated.

(d)                                 Accountant’s Comfort Letter.  The Representative shall have received from Deloitte & Touche LLP a letter, dated the date of this Agreement, in form and substance reasonably satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Offering Memorandum.

(e)                                  Bring-down Comfort Letter.  At Closing Time, the Representative shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more current than three business days prior to Closing Time.

(f)                                    PORTAL Designation.  At the Closing Time, the Securities shall have been designated for trading on PORTAL.

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(g)           No Downgrade.  Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company (other than an announcement with positive implications of a possible upgrading).

(h)           Indenture and Securities.  The Indenture shall have been duly executed and delivered by the Company and the Trustee and the Securities shall have been duly executed and delivered by the Company and authenticated by the Trustee.

(i)            Registration Rights Agreement.  The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement (in form and substance satisfactory to the Initial Purchasers) that shall have been executed and delivered by a duly authorized officer of the Company and CHS.

(j)            Credit Agreement Amendment.  The Credit Agreement Amendment shall have been executed and delivered by all of the parties thereto and shall be in full force and effect.

(k)           Additional Documents.  At Closing Time, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Initial Purchasers.

(l)            Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

(m)          Absence of Certain Actions.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Time, prevent the issuance, sale or subsequent resale by the Initial Purchasers of the Securities as contemplated

25

herein; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Time which would prevent the issuance, sale or subsequent resale by the Initial Purchasers of the Securities.

SECTION 6.           Indemnification.

(a)           Indemnification of the Initial Purchasers by the Company and CHS.  The Company and CHS jointly and severally agree to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact included in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii)          against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent (A) arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representative expressly for use in the Offering Memorandum (or any amendment or supplement thereto) or (B) resulting from the fact that a court of competent jurisdiction shall have made a final, non-appealable determination that (1) the untrue statement or omission was corrected in the Offering Memorandum, (2) that at a

26

time sufficiently prior to the Closing Time, the Company furnished copies of the Offering Memorandum in sufficient quantities to such Initial Purchaser, (3) that such Initial Purchaser failed to send or give a copy of the Offering Memorandum to the person asserting such loss, liability, claim, damage or expense prior to the written confirmation or the sale of Securities to such person by such Initial Purchaser to the extent required by applicable law and (4) that the sending of the Offering Memorandum to the person asserting such loss, liability, claim, damage or expense would have constituted a defense to the claim asserted by such person or persons.

(b)           Indemnification of the Company.  Each Initial Purchaser severally agrees to indemnify and hold harmless the Company, CHS, their respective directors and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)(i) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Preliminary Offering Memorandum or Offering Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum or Offering Memorandum (or any amendment or supplement thereto).

(c)           Actions Against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not

27

the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           Settlement Without Consent If Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Sections 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.           Contribution.

If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and CHS, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and CHS, on the one hand, and of the Initial Purchasers, on the other hand, in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and CHS, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities.

The relative fault of the Company and CHS, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or

28

alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, CHS and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it and sold to investors were offered to investors exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of Section 6 and Section 7, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to indemnification and contribution as such Initial Purchaser, each director of the Company or CHS and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to indemnification and contribution as the Company and CHS.  The Initial Purchasers’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.           Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, CHS or any of their subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or controlling person, or by or

29

on behalf of the Company, and shall survive delivery of the Securities to the Initial Purchasers.

SECTION 9.           Termination of Agreement.

(a)           Termination; General.  The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto on or after the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the over-the-counter market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b)           Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10.         Defaulting Initial Purchaser.

(a)           If, at the Closing Time, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory

30

to the non-defaulting Initial Purchasers to purchase such Securities on such terms.  If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Time for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Offering Memorandum that effects any such changes.  As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule A hereto that, pursuant to this Section 10, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers.  Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 4 hereof and except that the provisions of Section 10 hereof shall not terminate and shall remain in effect.

(d)           Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or any non-defaulting Initial Purchaser for damages caused by its default.

SECTION 11.         Notices.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of

31

telecommunication.  Notices to the Initial Purchasers shall be directed to J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017, Attention:  Steven Tulip, Managing Director, fax (212) 270-1063, with a copy to Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York, 10022, Attention:  Steven J. Slutzky; and notices to the Company or CHS shall be directed to them at 155 Franklin Road, Suite 400, Brentwood, Tennessee 37027, Attention:  Rachel A. Seifert, Senior Vice President, Secretary and General Counsel, with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, Attention:  Jeffrey Bagner.

SECTION 12.         Parties.

This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company and CHS and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers, the Company, CHS and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.         GOVERNING LAW AND TIME.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES THEREOF.  EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14.         Effect of Headings.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers, the Company and CHS in accordance with its terms.

Very truly yours,

COMMUNITY HEALTH SYSTEMS, INC.

By:	/s/ James W. Doucette
Name: James W. Doucette
Title: Vice President of Finance & Treasurer

CHS/COMMUNITY HEALTH SYSTEMS, INC.

By:	/s/ James W. Doucette
Name: James W. Doucette
Title: Vice President of Finance & Treasurer

33

CONFIRMED AND ACCEPTED,
as of this 9th day of December, 2004:

J.P. MORGAN SECURITIES INC.

for itself and on behalf of the several
Initial Purchasers listed in Schedule A
hereto.

By:	/s/ Andrew T. Brode
Name: Andrew T. Brode
Title: Vice President

34

ANNEX A

RESTRICTIONS ON OFFERS AND SALES OUTSIDE THE
UNITED STATES

In connection with offers and sales of Securities outside the United States:

(a)           Each Initial Purchaser acknowledges that the Securities have not been registered under the 1933 Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the 1933 Act.

(b)           Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)            Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Time, only in accordance with Regulation S under the 1933 Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the 1933 Act.

(ii)           None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii)          At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchase Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “1933 Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the 1933 Act.  Terms used above have the meanings given to them by Regulation S.”

(iv)          Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

(c)           Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)            it has not offered or sold and, prior to the date six months after the Closing Time, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the United Kingdom Public Offers of Securities Regulations 1995 (as amended);

(ii)           it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(iii)          it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(d)           Each Initial Purchaser acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Securities, or possession or distribution of the Preliminary Offering Memorandum, the Offering Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

2

SCHEDULE A

Name of Initial Purchaser	Principal Amount of Securities to Be Purchased
J.P. Morgan Securities Inc	$144,000,000
Banc of America Securities LLC	60,000,000
Citigroup Global Markets Inc.	24,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	24,000,000
Goldman, Sachs & Co.	12,000,000
Wachovia Capital Markets, LLC	12,000,000
KeyBanc Capital Markets	6,000,000
NatCity Investments, Inc.	6,000,000
Raymond James & Associates, Inc.	6,000,000
SunTrust Capital Markets, Inc.	6,000,000
Total	$300,000,000

SCHEDULE B

COMMUNITY HEALTH SYSTEMS, INC.

$300,000,000 6½% Senior Subordinated Notes due 2012

1.             The initial offering price of the Securities shall be 100% of the principal amount thereof.

2.             The purchase price to be paid by the Initial Purchasers for the Securities shall be 98% of the principal amount thereof.

3.             The interest rate on the Securities shall be 6½% per annum.

EXHIBIT A-1

FORM OF OPINION OF COMPANY’S GENERAL COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 5(a)(i)

[OPINION OF GENERAL COUNSEL OF COMMUNITY HEALTH SYSTEMS, INC.]

December •, 2004

J.P. Morgan Securities Inc.
Banc of America Securities LLC
Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

Goldman, Sachs & Co.
Wachovia Capital Markets, LLC
KeyBanc Capital Markets
NatCity Investments, Inc.
Raymond James & Associates, Inc.
SunTrust Capital Markets, Inc.
c/o J.P. Morgan Securities Inc.
270 Park Avenue, 5th Floor
New York, New York 10017

Ladies and Gentlemen:

I am Senior Vice President, Secretary and General Counsel of Community Health Systems, Inc., a Delaware corporation (the “Company”), and CHS/Community Health Systems, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“CHS”).  I am delivering this opinion pursuant to Section 5(a)(i) of the Purchase Agreement, dated December •, 2004 (the “Purchase Agreement”), among the Company, CHS, J.P. Morgan Securities Inc., Banc of America Securities LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Wachovia Capital Markets, LLC, KeyBanc Capital Markets, NatCity Investments, Inc., Raymond James & Associates, Inc. and SunTrust Capital Markets, Inc. (the “Initial Purchasers”).  All capitalized terms used herein that are defined in, or by reference in, the Purchase Agreement have the meanings assigned to such terms therein, or by reference therein, unless otherwise defined herein.  With your permission, all assumptions and statements of reliance expressly set forth herein have been made without any independent investigation or verification on my part except to the extent otherwise expressly stated, and, except to the extent otherwise expressly stated, I express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, I have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company and CHS, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company, CHS and others, in each case as I have deemed necessary or appropriate for the purposes of this opinion.

In all such examinations, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to me as conformed or reproduction copies.  As to various questions of fact relevant to the opinions expressed herein, I have relied upon, and assume the accuracy of, the representations and warranties contained in the Purchase Agreement and certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, CHS and others and assume compliance on the part of all parties to the Purchase Agreement with the covenants and agreements contained therein.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, I am of the opinion that:

1.             The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

2.             Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

3.             Except as otherwise disclosed in the Offering Memorandum or as set forth in Exhibit 21 to the Form 10-K for the year ended December 31, 2003, as amended (the “2003 Form 10-K”), all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of my knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

4.             The outstanding shares of the Company’s common stock have been duly authorized and validly issued and are fully paid and non-assessable.

5.             All descriptions in the Offering Memorandum of contracts and other documents to which the Company, CHS or their subsidiaries are a party are accurate in all material respects.  To the best of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases, or other instruments which would be required to be described in Offering Memorandum under the 1933 Act, the 1933 Act Regulations or Forms S-1 or S-4, if the Offering Memorandum were a registration statement on Form S-1 or S-4, which have not been described in the Offering Memorandum, other than any director deferred compensation plan approved after the date of the Purchase Agreement.

6.             None of the Company or CHS is in violation of its charter or by-laws.

7.             The Company, CHS and each of their subsidiaries and each of the hospitals owned, leased or operated by any of them have all necessary permits, licenses, certificates, approvals (including, without limitation, certification under the Medicare and Medicaid programs), accreditations (including, without limitation, accreditation by the Joint Commission on Accreditation of Healthcare Organizations) and other authorizations (“Governmental Licenses”) (except where the failure to have such Governmental Licenses, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company, CHS and their subsidiaries taken as a whole), to own their respective properties and to conduct their respective businesses as now being conducted.

8.             No filing, consent, approval, authorization, order, registration or qualification of or with any Tennessee court or governmental agency or body is required by or on behalf of the Company for the consummation by the Company and CHS of the transactions contemplated by the Purchase Agreement, except for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws, rules and regulations or by the National Association of Securities Dealers, Inc. (the “NASD”) in connection with the purchase and distribution of the Securities or the Exchange Securities.

9.             There is not pending or, to my knowledge, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which would reasonably result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder or under the Indenture or the Securities; it being understood that I express no opinion with respect to any “qui tam” action as to which I have no knowledge of its pendency.

10.           The statements in the Offering Memorandum under “Business – Government regulation,” “Business – Payment,” “Business – Compliance program” and “Business – Legal proceedings” and the statements in Item 1 of the 2003 Form 10-K under “Business of Community Health Systems – Government Regulations,” “Business of Community Health Systems – Payment” and “Business of Community Health Systems – Compliance Program,” in Item 3 of the 2003 Form 10-K under “Legal Proceedings” and in Item 1 of the Form 10-Q for the quarterly period ended September 30, 2004, under “Legal Proceedings,” in so far as they constitute summaries of legal matters or documents referred to therein, fairly summarize in all material respects the matters referred to therein.

In the course of the preparation by the Company of the Offering Memorandum, I attended conferences with certain of the officers and representatives of the Company and CHS, the independent public accountants for the Company and CHS and representatives of the Initial Purchasers, at which the contents of the Offering Memorandum were discussed.  Given the limitations inherent in the independent verification of factual matters, I am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, other than as set forth in paragraphs 5 and 10 above.  Subject to the foregoing and on the basis of the information I gained in the performance of the services referred to above, including information obtained from officers and representatives of, and the independent accountants for, the Company and CHS, nothing has come to my attention that causes me to believe that the Offering Memorandum, as of its date and as of the date and time of delivery of this letter, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  I express no view or belief, however, with respect to the financial statements, related notes and schedules thereto and other financial data included in, incorporated by reference in or omitted from the Offering Memorandum.

The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of Tennessee and, to the extent relevant to the opinions expressed herein, the General Corporation Law of the State of Delaware, each as currently in effect.  The opinions expressed herein are given as of the date hereof, and I undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if I become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

The opinions expressed herein are solely for your benefit in connection with the Purchase Agreement and may not be relied on in any manner or for any purpose by any other person or entity and may not be quoted in whole or in part without my prior written consent.

Very truly yours,

Rachel A. Seifert
Senior Vice President, Secretary and General Counsel

EXHIBIT A-2

FORM OF OPINION OF COUNSEL TO THE COMPANY

TO BE DELIVERED PURSUANT TO

SECTION 5(a)(ii)

December •, 2004

J.P. Morgan Securities Inc.
Banc of America Securities LLC
Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

Goldman, Sachs & Co.
Wachovia Capital Markets, LLC
KeyBanc Capital Markets
NatCity Investments, Inc.
Raymond James & Associates, Inc.
SunTrust Capital Markets, Inc.
c/o J.P. Morgan Securities Inc.
270 Park Avenue, 5th Floor
New York, New York  10017

Ladies and Gentlemen:

We have acted as special counsel to Community Health Systems, Inc., a Delaware corporation (the “Company”), and CHS/Community Health Systems, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“CHS”), in connection with the issuance and sale by the Company of $300,000,000 in aggregate principal amount of its •% Senior Subordinated Notes due 2012 (the “Securities”) pursuant to the Purchase Agreement, dated December •, 2004 (the “Purchase Agreement”), among the Company, CHS, and J.P. Morgan Securities Inc., Banc of America Securities LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Wachovia Capital Markets, LLC, KeyBanc Capital Markets, NatCity Investments, Inc., Raymond James & Associates, Inc. and SunTrust Capital Markets, Inc. (collectively, the “Initial Purchasers”).  This opinion is delivered to you pursuant to Section 5(a) of the Purchase Agreement.  Capitalized terms used herein that are defined in, or by reference in, the Purchase Agreement have the meanings assigned to such terms therein or by reference therein, unless otherwise defined herein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined the originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company and CHS, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company, CHS and others, in each case, as we have deemed necessary or appropriate for the purposes of this opinion.  We have participated in the preparation of the Offering Memorandum and have examined, among other documents, the following:

(a)           the Purchase Agreement;

(b)           the Registration Rights Agreement;

(c)           the Securities; and

(d)           the Indenture.

The documents referred to in items (a) through (d) above, inclusive, are collectively referred to as the “Documents.”

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed, facsimile, electronic or reproduction copies.  As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Purchase Agreement and certificates and oral or written statements and other information of or from public officials, officers or other appropriate representatives of the Company, CHS and others, and assume compliance on the part of all parties to the Documents with their covenants and agreements contained therein.

With respect to the opinions expressed in paragraphs 11 and 12 below, our opinions are limited to our review of only those laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Documents.

To the extent it may be relevant to the opinions expressed herein, we have assumed (i) that the Securities have been, and the Exchange Securities will be, duly authenticated and delivered by the Trustee, (ii) that all of the parties to the Documents (other than the Company and CHS) are validly existing and in good standing under the laws of their respective jurisdictions of organization and have the power and authority to (a) execute and deliver the Documents, (b) perform their obligations thereunder and (c)

consummate the transactions contemplated thereby, (iii) that the Documents have been duly authorized, executed and delivered by all of the parties thereto (other than as expressly addressed in the opinions below as to the Company and CHS) and constitute valid and binding obligations of all the parties thereto (other than as expressly addressed in the opinions below as to the Company and CHS) enforceable against such parties in accordance with their respective terms, (iv) that all of the parties to the Documents will comply with all laws applicable thereto and (v) that the Securities will conform to specimens of the Securities we have examined.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.             The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.  CHS has been incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

2.             Each of the Company and CHS has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement and the Registration Rights Agreement, and in the case of the Company only, the Indenture and the Securities.

3.             The Purchase Agreement has been duly authorized, executed and delivered by the Company and CHS.

4.             The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and CHS and constitutes a valid and binding obligation of the Company and CHS, enforceable against each of them in accordance with its terms.

5.             The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.  The Indenture complies as to form in all material respects with requirements of the 1939 Act and the rules and regulations thereunder applicable to an indenture which is qualified thereunder.

6.             The Securities have been duly authorized, executed and delivered by the Company and, when duly authenticated and delivered by the Trustee and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture.

7.             The Exchange Securities have been duly authorized by the Company and, when executed, authenticated, issued and delivered as contemplated by the Registration

Rights Agreement, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture.

8.             The Credit Agreement Amendment has been duly authorized, executed and delivered by the Company.

9.             The statements set forth in the Offering Memorandum under “Description of other indebtedness,” “Description of notes,” and “Material U.S. federal tax considerations,” insofar as they constitute summaries of legal matters or documents referred to therein, fairly summarize in all material respects the matters referred to therein.

10.           The documents incorporated by reference in the Offering Memorandum (other than the financial statements, related notes, supporting schedules and other financial data and financial information included therein or omitted therefrom, as to which we express no opinion), as of their filing dates, appeared on their faces to be appropriately responsive as to form in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder.

11.           No filing, consent, approval, authorization, order, registration or qualification of or with any United States, New York or, with respect to matters arising under the Delaware General Corporation Law, Delaware court or governmental agency or body is required by or on behalf of the Company for the consummation by the Company and CHS of the transactions contemplated by the Purchase Agreement, except for (i) the filing and effectiveness of the registration statement(s) by the Company pursuant to the Registration Rights Agreement and the related qualification of the Indenture under the 1939 Act and the rules and regulations thereunder, and (ii) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws, rules and regulations or by the National Association of Securities Dealers, Inc. (the “NASD”) in connection with the offer, sale, purchase and distribution of the Securities or the Exchange Securities.

12.           The execution, delivery and performance by the Company and CHS of the Purchase Agreement and the Registration Rights Agreement, the execution, delivery and performance by the Company of the Indenture and the Securities, and the consummation of the transactions contemplated by the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Securities, do not and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default or a Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, CHS or any of their subsidiaries pursuant to, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) the provisions of the Restated Certificate of Incorporation or the Amended and Restated By-laws of the Company, (iii) the Delaware General Corporation Law or any present law, or present regulation of any government agency or authority, of the State of New York or the United States of America known by us to be applicable to the Company or any of its subsidiaries or their respective properties (except that we express no opinion in this paragraph 11 with respect to the anti-fraud provisions of any federal or state securities laws or rules or regulations promulgated thereunder) or (iv) any court decree or order binding upon the Company or any of its subsidiaries or their respective properties (it being understood that with respect to the opinions in clauses (i) and (iv) of this paragraph, such opinions are limited to the documents which have been filed as exhibits to the 2003 Form 10-K and the Company’s periodic reports subsequent thereto or otherwise identified to us in an officer’s certificate as material to the Company and its subsidiaries taken as a whole (collectively, the “Identified Documents”).

13.           Neither the consummation of the transaction contemplated by the Purchase Agreement nor the sale, issuance, execution or delivery of the Securities will violate Regulation T, U or X of the Federal Reserve Board.

14.           Other than as a result of the Company’s compliance with the terms of the Registration Rights Agreement and assuming compliance with the covenants and the accuracy of the representations and warranties contained in the Purchase Agreement and compliance with the statements set forth in the Offering Memorandum under the caption “Transfer restrictions,” no registration of the Securities, when issued, under the 1933 Act and the rules and regulations thereunder, and no qualification of an indenture under the 1939 Act and the rules and regulations thereunder with respect thereto, is required for the offer and sale of the Securities to the Initial Purchasers or the initial resale of the Securities by the Initial Purchasers in the manner contemplated by the Purchase Agreement.

15.           The Company is not, and after giving effect to the sale of the Securities and the application of the net proceeds therefrom as described in the Offering Memorandum, will not be, an “investment company” as such term is defined in the 1940 Act.

In the course of our engagement to represent or to advise the Company, we have not become aware of any pending legal proceeding before, or pending investigation by, any court or administrative agency or authority or any arbitration tribunal of the United States or the State of New York against or directly affecting the Company, CHS or any of their respective subsidiaries or properties which seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief in connection with or which would materially adversely affect the legality, validity or enforceability of, the Purchase Agreement or the transactions contemplated thereby.  In making the foregoing statement, we have endeavored, to the extent we have believed necessary, to determine from lawyers currently in our firm who have performed substantive legal services for the Company, whether such services involved substantive attention in the form of legal representation concerning pending legal proceedings or pending investigations of the nature referred to above.  Beyond that, we have not made any review, search or investigation of public files or records or files or records of the Company, CHS or any of their respective subsidiaries or of their transactions, or any other investigation or inquiry with respect to the foregoing statement.

In the course of the preparation by the Company of the Offering Memorandum, we participated in conferences with certain of the officers and representatives of the Company and CHS, the independent public accountants for the Company and CHS, and representatives of the Initial Purchasers, at which the contents of the Offering Memorandum were discussed.  Given the limitations inherent in the role of outside counsel and the independent verification of factual matters and the character of determinations involved in the registration process, we are not passing upon or assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum and have made no independent check or verification thereof, except to the extent provided in paragraph 9 above.  Subject to the foregoing and on the basis of the information we gained in the course of the performance of the services referred to above, including information obtained from officers and representatives of, and the independent accountants for, the Company and CHS, no facts have come to our attention that have caused us to believe that the Offering Memorandum, as of its date and as of the date and time of delivery of this letter, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  In each case, however, we express no view or belief with respect to the financial statements, related notes, supporting schedules and other financial data and financial information included in, incorporated by reference in or omitted from the Offering Memorandum.

The opinions set forth above are subject to the following qualifications:

(A)          With respect to the opinions expressed in paragraph 1 above, we have relied solely upon a certificate or certificates of public officials or upon confirmation via facsimile of good standing and valid existence provided by CT Corporation, and our opinion in paragraph 1 is expressed as of the date set forth on such certificate or as of the time of the confirmation received via facsimile.

(B)           With respect to the opinion expressed in paragraph 12 above: (i) we have made no independent investigation as to whether the Identified Documents, which are governed by the laws of any jurisdiction other than the State of New York, will be enforced as written under the laws of such jurisdiction; and (ii) we express no opinion with respect to any conflict with or any breach or violation of, or default under, any Identified Document (x) not readily ascertainable from the face of such document, (y) arising under or based upon any cross-default provisions insofar as such conflict, breach, violation or default relates to a default under a document which is not an Identified

Document, or (z) arising under or based upon any covenant of a financial or numerical nature or which requires arithmetic computation.

(C)           We express no opinion as to the validity, binding effect or enforceability of any provision of the Documents:

(i)                                     relating to indemnification, contribution or exculpation;

(ii)           related to (a) forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of any provision is to be determined by any court other than a court of the State of New York, or (b) choice of governing law to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal district court sitting in the State of New York, in each case, applying the law and choice of law principles of the State of New York;

(iii)          specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such agreement;

(iv)          which may be construed to be in the nature of a penalty; and

(v)           requiring a specified premium in the event of a willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding a payment of a premium in connection with an optional redemption or required repurchase under any such instrument or agreement.

(D)          The opinions expressed above are subject to the effect of, and we express no opinions herein as to, the application of state or foreign securities or Blue Sky laws or any rules or regulations thereunder.

(E)           Our opinions set forth in paragraphs 4, 5, 6 and 7 above are subject to the following:

(i)            bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect affecting the creditors’ rights and remedies generally;

(ii)           general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies) whether such principles are considered in a proceeding in equity or at law; and

(iii)          the application of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation, or preferential transfer law or any law governing the distribution of assets of any person now or hereafter in effect affecting creditors’ rights and remedies generally.

(F)           Except to the extent set forth in paragraph 15 above, we express no opinion as to the 1940 Act.

(G)           We express no opinion as to compliance with the rules and regulations of the NASD.

The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of New York and, to the extent relevant to the opinions expressed herein, the General Corporation Law of the State of Delaware, each as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have or the opinions expressed herein.  The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.  The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

The opinions expressed herein are solely for your benefit in connection with the Purchase Agreement and may not be relied on in any manner or for any purpose by any other person or entity (including by any person that acquires Securities from you) and may not be quoted in whole or in part without our prior written consent.  In addition, this letter and its benefits are not assignable, without our prior written consent, to any person that acquires Securities from you.

Very truly yours,

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT dated December •, 2004 (the “Agreement”) is entered into by and among Community Health Systems, Inc., a Delaware corporation (the “Company”) and CHS/Community Health Systems, Inc., a Delaware corporation (“CHS”) and J.P. Morgan Securities Inc. (“JPMorgan”), Banc of America Securities LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Wachovia Capital Markets, LLC, KeyBanc Capital Markets, NatCity Investments, Inc., Raymond James & Associates, Inc. and SunTrust Capital Markets, Inc. (the “Initial Purchasers”).

The Company, CHS and the Initial Purchasers are parties to the Purchase Agreement dated December •, 2004 (the “Purchase Agreement”), which provides for the sale by the Company to the Initial Purchasers of $300,000,000 aggregate principal amount of the Company’s •% Senior Subordinated Notes due 2012 (the “Securities”).  As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement.  The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1.                                       Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Additional Registration Date” shall have the meaning set forth in Section 2(d) hereof.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Closing Time” shall mean the Closing Time as defined in the Purchase Agreement.

“Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

“CHS” shall have the meaning set forth in the preamble and shall also include the CHS’s successors.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Dates” shall have the meaning set forth in Section 2(a)(ii) hereof.

“Exchange Offer” shall mean the exchange offer by the Company of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

“Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

“Exchange Securities” shall mean senior subordinated notes issued by the Company under the Indenture containing terms identical to the Securities (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement) and to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer.

“Holders” shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term “Holders” shall include Participating Broker-Dealers.

“Indenture” shall mean the Indenture relating to the Securities dated as of December •, 2004 among the Company and [Trustee], as trustee, and as the same may be amended from time to time in accordance with the terms thereof.

“Initial Purchasers” shall have the meaning set forth in the preamble.

“Inspector” shall have the meaning set forth in Section 3(a)(xiii) hereof.

“JPMorgan” shall have the meaning set forth in the preamble.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of the outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, any Registrable Securities owned directly or indirectly by the

Company or any of its affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount; and provided, further, that if the Company shall issue any additional Securities under the Indenture prior to consummation of the Exchange Offer or, if applicable, the effectiveness of any Shelf Registration Statement, such additional Securities and the Registrable Securities to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Registrable Securities has been obtained.

“Participating Broker-Dealers” shall have the meaning set forth in Section 4(a) hereof.

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble.

“Registrable Securities” shall mean the Securities; provided that the Securities shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Securities has been declared effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement, (ii) when such Securities are eligible to be sold pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act or (iii) when such Securities cease to be outstanding.

“Registration Date” shall have the meaning set forth in Section 2(d) hereof.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters or Holders in connection with blue sky qualification of any Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements reasonably incurred by the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and, in the case of a Shelf Registration Statement, the fees and disbursements reasonably incurred by one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Initial Purchasers) and (viii) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or “comfort” letters required by or incident to the performance of and compliance with this Agreement, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” shall mean any registration statement of the Company that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf Effectiveness Period” shall have the meaning set forth in Section 2(b) hereof.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company that covers all or a portion of the Registrable Securities (but no other securities unless approved by the Holders whose Registrable Securities are to be covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

“Staff” shall mean the staff of the SEC.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended from time to time.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

“Underwriter” shall have the meaning set forth in Section 3(e) hereof.

“Underwritten Offering” shall mean an offering in which Registrable Securities are sold to an Underwriter for reoffering to the public.

2.                                       Registration Under the Securities Act.  (a)  To the extent not prohibited by any applicable law or applicable interpretations of the Staff, the Company shall use its reasonable best efforts to (i) cause to be filed an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Registrable Securities for Exchange Securities and (ii) have such Registration Statement remain effective until 180 days after the closing of the Exchange Offer.  The Company shall commence the Exchange Offer as soon as practicable after the Exchange Offer Registration Statement is declared effective by the SEC and use its reasonable best efforts to complete the Exchange Offer not later than 30 days after such effective date.

The Company shall commence the Exchange Offer by mailing the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:

(i)                                     that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange;

(ii)                                  the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed) (the “Exchange Dates”);

(iii)                               that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement;

(iv)                              that any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Security, together with the appropriate letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) and in the manner specified in the notice, prior to the close of business on the last Exchange Date; and

(v)                                 that any Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Securities exchanged.

As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Company that (i) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, (iii) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company and (iv) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities, then such Holder will deliver a Prospectus in connection with any resale of such Exchange Securities.

As soon as practicable after the last Exchange Date, the Company shall:

(i)                                     accept for exchange Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

(ii)                                  deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Securities equal in principal amount to the principal amount of the Registrable Securities surrendered by such Holder.

The Company shall use its reasonable best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer.  The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the Staff.

(b)                                 In the event that (i) the Company determines that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be completed as soon as practicable after the last Exchange Date because it would violate any applicable law or applicable interpretations of the Staff, (ii) the Exchange Offer is not for any other reason completed by [             ], 2005 [insert date 210 days after closing date] or (iii) upon receipt of a written request from an Initial Purchaser that it holds Registrable

Securities that are ineligible to be exchanged in the Exchange Offer, the Company shall use its reasonable best efforts to cause to be filed as soon as reasonably practicable after such determination, date or request, as the case may be, a Shelf Registration Statement providing for the sale of all the Registrable Securities by the Holders thereof and to have such Shelf Registration Statement declared effective by the SEC.

In the event that the Company is required to file a Shelf Registration Statement pursuant to clause (iii) of the preceding sentence, the Company shall use its reasonable best efforts to file and have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by the Initial Purchasers after completion of the Exchange Offer.

The Company agrees to use its reasonable best efforts to keep the Shelf Registration Statement continuously effective until the expiration of the period referred to in Rule 144(k) (or any similar rule then in force, but not Rule 144A) under the Securities Act with respect to the Registrable Securities or such shorter period that will terminate when all the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (the “Shelf Effectiveness Period”).  The Company further agrees to supplement or amend the Shelf Registration Statement and the related Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder of Registrable Securities with respect to information relating to such Holder, and to use its reasonable best efforts to cause any such amendment to become effective and such Shelf Registration Statement and Prospectus to become usable as soon as thereafter practicable.  The Company agrees to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

(c)                                  The Company shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b) hereof.  Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

(d)                                 An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC.

In the event that either the Exchange Offer is not completed or the Shelf Registration Statement, if required hereby, is not declared effective on or prior to

[                 ], 2005 [insert date 210 days after closing date] (the “Target Registration Date”), the interest rate on the Registrable Securities will be increased by (i) 0.25% per annum for the first 90-day period immediately following the Target Registration Date and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until the Exchange Offer is completed or the Shelf Registration Statement, if required hereby, is declared effective by the SEC or the Securities become freely tradable under the Securities Act, up to a maximum of 1.00% per annum of additional interest.

If a Shelf Registration Statement is required to be filed due to an unsold allotment of Registrable Securities held by an Initial Purchaser and the shelf registration is not declared effective on the later of (x) 180 days after the Closing Time and (y) 90 days after such Initial Purchaser informs the Company of such unsold allotment (the  “Additional Registration Date”), the interest rate on the Registrable Securities will be increased by (i) 0.25% per annum for the first 90-day period immediately following the Additional Registration Date and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period until the shelf registration is declared effective, up to a maximum of 1.00% per annum of additional interest; provided, however, that in the event of a Shelf Registration Statement due to an unsold allotment, holders of Registrable Securities that are permitted to participate in the Exchange Offer but fail to do so shall not be entitled to the foregoing increase in interest rate, and the Initial Purchasers shall cooperate with the Company in identifying the Securities not entitled to such increase in interest rate.

If the Shelf Registration Statement, if required hereby, has been declared effective and thereafter either ceases to be effective or the Prospectus contained therein ceases to be usable at any time during the Shelf Effectiveness Period, and such failure to remain effective or usable exists for more than 30 days (whether or not consecutive) in any 12-month period, then the interest rate on the Registrable Securities will be increased by (i) 0.25% per annum for the first 90-day period commencing on the 31st day of such failure to remain effective or usable in such 12-month period and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, up to a maximum of 1.00% per annum of additional interest, and ending on such date that the Shelf Registration Statement has again been declared effective or the Prospectus again becomes usable.

(e)                                  Without limiting the remedies available to the Initial Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Section 2(a) and Section 2(b) hereof.

3.                                       Registration Procedures.  (a) In connection with its obligations pursuant to Section 2(a) and Section 2(b) hereof, the Company shall as expeditiously as possible:

(i)                                     prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (x) shall be selected by the Company, (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;

(ii)                                  prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

(iii)                               in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, to counsel for the Initial Purchasers, to counsel for such Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto, in order to facilitate the sale or other disposition of the Registrable Securities thereunder; and the Company consents to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

(iv)                              use its reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC; cooperate with such Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; and do any and all other acts and things that may be reasonably necessary or advisable to enable each Holder to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Holder; provided that the Company shall not be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (2) file any general consent to service of process in any such jurisdiction or (3) subject itself to taxation in any such jurisdiction if it is not so subject;

(v)                                 in the case of a Shelf Registration, notify each Holder of Registrable Securities, counsel for such Holders and counsel for the Initial Purchasers promptly and, if requested by any such Holder or counsel, confirm such advice in writing (1) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (2) of any request by the SEC or any state securities authority for amendments and supplements to or additional information relating to a Registration Statement and Prospectus after the Registration Statement has become effective, (3) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (4) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Registrable Securities cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (5) of the happening of any event during the period a Shelf Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (6) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate;

(vi)                              use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order;

(vii)                           in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested);

(viii)                        in the case of a Shelf Registration, cooperate with the Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and registered in such names (consistent with the provisions of the Indenture) as such Holders may reasonably request at least one Business Day prior to the closing of any sale of Registrable Securities;

(ix)                                in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(a)(v)(5) hereof, use its reasonable best efforts to prepare and file with the SEC a supplement or post-effective amendment to such Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company shall notify the Holders of Registrable Securities to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and such Holders hereby agree to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

(x)                                   a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or of any document that is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, to the Holders of Registrable Securities and their counsel) and make such of the representatives of the Company as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities or their counsel) available for discussion of such document, and the Company shall not, at any time after initial filing of a Registration Statement, file any Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus, or any document that is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities or their counsel) shall reasonably object (unless, in the Company’s judgment based on the advice of outside nationally recognized securities counsel, such filing is necessary to comply with the federal securities laws);

(xi)                                obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement;

(xii)                             cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use its reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(xiii)                          in the case of a Shelf Registration, make available for inspection by a representative of the Holders of the Registrable Securities (an “Inspector”), any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, any attorneys and accountants designated by the Holders of Registrable Securities and any attorneys and accountants designated by such Underwriter, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Company, and use its reasonable best efforts to cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector, Underwriter, attorney or accountant in connection with a Shelf Registration Statement; provided that if any such information is identified by the Company as being confidential or proprietary, each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of any Inspector, Holder or Underwriter);

(xiv)                         in the case of a Shelf Registration, use its reasonable best efforts to cause all Registrable Securities to be listed on any securities exchange or any automated quotation system on which similar securities issued or guaranteed by the Company are then listed if requested by the Majority Holders, to the extent such Registrable Securities satisfy applicable listing requirements;

(xv)                            if reasonably requested by any Holder of Registrable Securities covered by a Shelf Registration Statement, promptly include in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be so included in such filing; and

(xvi)                         in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority in principal amount of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering and in such connection, (1) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries and the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (2) use its reasonable best efforts to obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (3) use its reasonable best efforts to obtain “comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings and (4) use its reasonable best efforts to deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (1) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

(b)                                 In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Securities to furnish to the Company such information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

(c)                                  In the case of a Shelf Registration Statement, each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(a)(v)(3) or 3(a)(v)(5) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(a)(ix) hereof and, if so directed by the Company, such Holder will deliver to the Company all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

(d)                                 If the Company shall give any notice pursuant to Section 3(c) hereof to suspend the disposition of Registrable Securities pursuant to a Shelf Registration Statement, the Company shall extend the period during which such Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of such Registrable Securities shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions. The Company may give any such notice only twice during any 365-day period and any such suspensions shall not exceed 30 days for each suspension and there shall not be more than two suspensions in effect during any 365-day period.

(e)                                  The Holders of Registrable Securities covered by a Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering.  In any such Underwritten Offering, the investment bank or investment banks and manager or managers (each an “Underwriter”) that will administer the offering will be selected by the Holders of a majority in principal amount of the Registrable Securities included in such offering.

4.                                       Participation of Broker-Dealers in Exchange Offer.  (a)  The Staff has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

The Company understands that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

(b)                                 In light of the above, and notwithstanding the other provisions of this Agreement, the Company agrees to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period of up to 180 days after the last Exchange Date (as such period may be extended pursuant to Section 3(d) of this Agreement), if requested by the Initial Purchasers or by one or more Participating Broker-Dealers, in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above; provided that any Participating Broker-Dealer shall further notify the Company when the disposition of any Exchange Securities by such Participating Broker-Dealer has been completed.  The Company further agrees that Participating Broker-Dealers shall be authorized to deliver such Prospectus during such period in connection with the resales contemplated by this Section 4.

(c)                                  The Initial Purchasers shall have no liability to the Company or any Holder with respect to any request that they may make pursuant to Section 4(b) above.

5.                                       Indemnification and Contribution.  (a)  The Company and CHS, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser and each Holder, their respective affiliates, directors and officers and each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser or information relating to any Holder furnished to the Company in writing through JPMorgan or any selling Holder expressly for use therein.  In connection with any Underwritten Offering permitted by Section 3, the Company and CHS, jointly and severally, will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their respective affiliates and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement.  Notwithstanding the foregoing with respect to any untrue statement in or omission from any related preliminary Prospectus, the indemnity agreement contained in this Section 3 shall not apply to any loss, liability, claim, damage or expense to the extent resulting from the fact that a court of competent jurisdiction shall have made a final, non-appealable determination that (1) the untrue statement or omission was corrected in the final Prospectus, (2) that at a time sufficiently prior to the written confirmation of the sale of Securities or Exchange Securities, the Company furnished copies of the final Prospectus  in sufficient quantities to such Holder, (3) that such Holder failed to send or give a copy of the final Prospectus to the person asserting such loss, liability, claim, damage or expense prior to the written confirmation or the sale of such Securities or Exchange Securities to such person by such Holder to the extent such Holder is required to send or give a copy of the final Prospectus to the person asserting such loss, liability, claim, damage or expense by applicable law and (4) that the sending of the final Prospectus to the person asserting such loss, liability, claim, damage or expense would have constituted a defense to the claim asserted by such person or persons.

(b)                                 Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, CHS, the Initial Purchasers and the other selling Holders, their respective affiliates, the directors of the Company or CHS, each officer of the Company who signed the Registration Statement and each Person, if any, who controls the Company, any Initial Purchaser and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement and any Prospectus.

(c)                                  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 5 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 5.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel reasonably incurred related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm (x) for any Initial Purchaser, its affiliates, directors and officers and any control Persons of such Initial Purchaser shall be designated in writing by JPMorgan, (y) for any Holder, its directors and officers and any control Persons of such Holder shall be designated in writing by the Majority Holders and (z) in all other cases shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)                                 If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company from the offering of the Securities and the Exchange Securities, on the one hand, and by the Holders from receiving Securities or Exchange Securities registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative fault of the Company on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                                  The Company, CHS and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 5, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Securities or Exchange Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f)                                    The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

(g)                                 The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any Holder or any Person controlling any Initial Purchaser or any Holder, or by or on behalf of the Company, CHS or the officers or directors of or any Person controlling the Company, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

6.                                       General.

(a)                                  No Inconsistent Agreements.   The Company represents, warrants and agrees that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Company under any other agreement and (ii) the Company has not entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

(b)                                 Amendments and Waivers.   The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder.  Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto.

(c)                                  Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; (ii) if to the Company, initially at the Company’s address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c); and (iii) to such other persons at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c).  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.  Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(d)                                 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture.  If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.  The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

(e)                                  Third Party Beneficiaries.  Each Holder shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

(f)                                    Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)                                 Headings.  The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

(h)                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(j)                                     Miscellaneous.  This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto.  If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.  The Company and the Initial Purchasers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMMUNITY HEALTH SYSTEMS, INC.

By:
Name:
Title:

CHS/COMMUNITY HEALTH SYSTEMS, INC.

By:
Name:
Title:

Confirmed and accepted as of the date first above written:

J.P. MORGAN SECURITIES INC.

For itself and on behalf of the

 several Initial Purchasers

By
Name:
Title: